Exhibit 10.38

FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Fifth Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of June 13, 2018, by and between WESTERN ALLIANCE BANK, an Arizona corporation (“Bank”) and BIONANO GENOMICS, INC., a Delaware corporation (“Borrower”).

RECITALS

A. Borrower and Bank are parties to that certain Loan and Security Agreement dated as of March 8, 2016, as amended from time to time, including by that certain First Amendment to Loan and Security Agreement dated as of December 9, 2016, that certain Second Amendment to Loan and Security Agreement dated as of May 2, 2017, that certain Third Amendment to Loan and Security Agreement dated as of November 20, 2017 and that certain Forbearance and Fourth Amendment to Loan and Security Agreement dated as of February 9, 2018 (collectively, the “Loan Agreement”). The parties desire to amend the Loan Agreement in accordance with the terms of this Amendment.

B. As of the date hereof, there is owing under the Loan Agreement a principal amount (not including, to the extent applicable, any contingent obligations, e.g. those arising out of any undrawn letters of credit issued by Bank for Borrower’s benefit), accrued and unpaid interest, legal fees and costs, plus all other outstanding amounts and costs of enforcement due under the Loan Agreement. Such amount, plus accruing interest and costs and accrued and accruing attorneys’ fees and costs are hereinafter referred to herein as the “Existing Debt.”

C. Event of Defaults have occurred and exist under Section 6.8(b) of the Loan Agreement (as in effect prior to the Fourth Amendment Effective Date) as a result of Borrower’s failure on or before December 31, 2017 to provide evidence satisfactory to Bank that Borrower received at least Fifteen Million Dollars ($15,000,000) from the sale or issuance of its equity securities or Subordinated Debt (the “Existing Default”).

NOW, THEREFORE, the parties agree as follows:

1. Defined Terms. Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.

2. Acknowledgement of Liability. As of the date of this Amendment, Borrower owes Bank an amount equal to the Existing Debt. Borrower reaffirms all of its obligations under the Loan Agreement and hereby forever waives and relinquishes any and all claims, set-offs or defenses that Borrower may now have with respect to the payment of sums due to Bank and the performance of other obligations under the Loan Agreement. The security interests granted to Bank in the Loan Agreement in the Collateral remain perfected, first priority liens.

3. Amendments. The Loan Agreement is hereby amended as follows:

3.1 The following defined terms in Section 1.1 of the Loan Agreement hereby are added, amended or restated as follows:

“Collections Account” is defined in Section 6.7 hereof.

“Fifth Amendment Effective Date” means June 13, 2018.

3.2 The following defined term in Section 1.1 of the Loan Agreement hereby is deleted:

“Amortization Date”, “IP Release Event”, “New Equity Milestone”

3.3 Section 2.2(b) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“(b) Repayment. Borrower shall make monthly payments of interest only, in arrears,

commencing on the first (1st) Payment Date following the Funding Date of the Term Loan, and continuing on the Payment Date of each successive month thereafter through and including the Payment Date immediately preceding the Amortization Date. Borrower agrees to pay, on the Funding Date of the Term Loan, any initial partial monthly interest payment otherwise due for the period between the Funding Date of the Term Loan and the first Payment Date thereof. Commencing on August 1, 2018, and continuing on the Payment Date of each month thereafter, Borrower shall make equal monthly payments of principal, together with applicable interest, in arrears, to Bank, as calculated by Bank (which calculations shall be deemed correct absent manifest error) based upon: (1) the amount of the Term Loan, (2) the effective rate of interest, as determined in Section 2.4(a), and (3) a repayment schedule equal to twenty-one (21) months. All unpaid principal and accrued and unpaid interest with respect to the Term Loan is due and payable in full on the Term Loan Maturity Date. The Term Loan may only be prepaid in accordance with Sections 2.2(c) and 2.2(d).”

3.4 New Subsection (f) of Section 2.6 of the Loan Agreement hereby is added to the end of Section 2.6 of the Loan Agreement to read as follows:

“(h) Fifth Amendment Fee. An amendment fee equal to Fifty-Two Thousand Five Hundred Dollars ($52,500) (the “Fifth Amendment Fee”) which shall be nonrefundable, due on the earliest to occur of (a) the Term Loan Maturity Date, or (b) the acceleration of any Term Loan, or (c) the prepayment of a Term Loan pursuant to Section 2.2(c) or (d).”

3.5 The following sentence hereby is added to the end of Section 4.1 of the Loan Agreement to read as follows:

“Borrower further agrees that all Obligations shall be secured by cash held in the Collections Account and Borrower authorizes Bank to hold such balances in pledge and to decline to honor any drafts thereon or any requests by Borrower or any other Person to pay or otherwise transfer any part of such balances for so long as such Obligations are outstanding.”

3.6 Section 6.7 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“6.7 Accounts. Borrower shall maintain and shall cause each of its Domestic Subsidiaries to maintain its primary depository, operating, and investment accounts with Bank or Bank’s affiliates, and endeavor to utilize and shall cause each of its Subsidiaries to endeavor to utilize Bank’s International Banking Division for any international banking services required by Borrower, including, but not limited to, foreign currency wires, hedges, and swaps. In addition, on or before the Fifth Amendment Effective Date, Borrower shall establish and maintain a segregated account with Bank (the “Collections Account”). Until such time as Borrower maintains cash in the Collections Account of at least Two Million Five Dollars ($2,500,000), Borrower shall notify, transfer and deliver to Bank all collections any Borrower or any of its Subsidiaries receives for deposit into the Collection Account and all such collections which are not originally deposited into the Collections Account shall be swept to the Collections Account no less often than once per week. Notwithstanding the foregoing, Borrower shall be permitted to maintain the SVB Accounts indefinitely.”

3.7 Section 6.8 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“6.8 Capital Milestones. Borrower shall provide evidence to Bank of Borrower’s (i) filing of its SEC Form S-1 (or DRS confidential submission thereof) (Bank acknowledges this has been achieved as of the Fifth Amendment Effective Date); (ii) receipt of a signed and accepted term sheet, from investors or other financing sources, and on terms and conditions, reasonably acceptable to Bank, by no later than June 15, 2018, to refinance all Obligations owing to Bank (Bank acknowledges this has been achieved as of the Fifth Amendment Effective Date); (iii) filing of amendment to its filed SEC Form S-1 (or DRS/A confidential submission thereof) which updates that filing to include Borrower’s financial statements for the period ending March 31, 2018 by no later than July 15, 2018 (Bank acknowledges this has been achieved as of the Fifth Amendment Effective Date); and (iv) receipt of not less than Five Million Dollars ($5,000,000) of gross cash proceeds (provided that Borrower shall only incur a reasonable amount of transaction expenses in connection therewith) from the sale of its equity securities, to investors and on terms and conditions reasonably acceptable to Bank, by no later than August 3, 2018.”

3.8 Section 6.10 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“6.10 Intellectual Property Rights.

(a) Borrower shall, (i) concurrently with the delivery of the monthly Compliance Certificate, give Bank written notice of any applications or registrations of intellectual property rights filed with the United States Patent and Trademark Office, including the date of such filing and the registration or application numbers, if any, and the filing of any applications or registrations with the United States Copyright Office, including the title of such intellectual property rights to be registered, as such title will appear on such applications or registrations, and the date such applications or registrations will be filed and (ii) prior to the filing of any such applications or registrations, shall execute such documents as Bank may reasonably request for Bank to maintain its perfection in such intellectual property rights to be registered by Borrower, and upon the request of Bank, shall file such documents simultaneously with the filing of any such applications or registrations. Upon filing any such applications or registrations with the United States Copyright Office, Borrower shall promptly provide Bank with (i) a copy of such applications or registrations, without the exhibits, if any, thereto, (ii) evidence of the filing of any documents requested by Bank to be filed for Bank to maintain the perfection and priority of its security interest in such intellectual property rights, and (iii) the date of such filing.

(b) Bank may audit Borrower’s Intellectual Property to confirm compliance with this Section, provided such audit may not occur more often than twice per year, unless an Event of Default has occurred and is continuing. Bank shall have the right, but not the obligation, to take, at Borrower’s sole expense, any actions that Borrower is required under this Section to take but which Borrower fails to take, after 15 days’ notice to Borrower. Borrower shall reimburse and indemnify Bank for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this Section.”

3.9 Exhibit A to the Loan Agreement hereby is replaced with Exhibit A attached hereto.

3.10 Exhibit D to the Loan Agreement hereby is replaced with Exhibit D attached hereto.

3.11 Borrower hereby acknowledges and Bank hereby waives the Existing Default.

4. Repayment. Borrower shall continue to make all payments as they become due under the Loan Agreement.

5. Ratification by Borrower of Bank’s First Priority Security Interest in Collateral. Borrower hereby confirms and ratifies Bank’s first priority lien and security interest in and to all Collateral, including all property described on Exhibit A hereto. Borrower shall execute such security agreements, financing statements and other documents as Bank may from time to time reasonably request to carry out the terms of this Amendment and the Loan Agreement. Borrower authorizes Bank to file such financing statements and amendments relating to the Collateral. Such liens and security interests shall secure all of the obligations of Borrower under this Amendment and the Loan Agreement.

6. Receipt and Application of Payments. All payments hereunder and under the Loan Agreement may, at Bank’s option, first be applied against Bank Expenses and accrued and unpaid interest, and the balance against the principal portion of the Existing Debt in reverse order of maturity, all in Bank’s sole and absolute discretion. Acceptance by Bank of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default pursuant to this Amendment, and at any time thereafter and until the entire amount then due has been paid, Bank shall be entitled to exercise all rights conferred upon it herein or in the Loan Agreement upon the occurrence of an Event of Default. To the extent that Bank receives any payment or benefit and such payment or benefit, or any part thereof, is required to be repaid to a trustee, receiver, or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or benefit, the Existing Debt, or any part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or benefit had not been made, shall accrue interest at the highest rate applicable to any portion thereof, shall be secured by the Collateral and payable on demand.

7. Representations and Warranties.

7.1 Borrower hereby represents and warrants that no Event of Default or failure of condition has occurred or exists, or would exist with notice or lapse of time or both under any of the Loan Agreement, other than the Existing Default.

7.2 All representations and warranties of Borrower in this Amendment and the Loan Agreement are true and correct in all material respects as of the date hereof, and shall survive the execution of this Amendment.

7.3 All of Borrower’s deposit accounts (including operating and payroll accounts) and investment accounts are with Bank other than those permitted under the Loan Agreement.

8. Rights and Remedies.

8.1 Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

(a) Without notice to Borrower, set off and apply to the amounts due and owing under the Loan Agreement and this Amendment:

(i) any and all cash or certificates of deposit held by Bank for whatever purpose; and

(ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank.

(b) Take action against Borrower for payment under the Loan Agreement and this Amendment;

(c) Demand that Borrower (i) deposit cash with Bank in an amount equal to the amount of any Letters of Credit remaining undrawn, as collateral security for the repayment of any future drawings under such Letters of Credit, and (ii) pay in advance all Letter of Credit fees scheduled to be paid or payable over the remaining term of the Letters of Credit, and Borrower shall promptly deposit and pay such amounts; and/or

(d) Exercise any right and remedy authorized by the Loan Agreement and/or this Amendment and/or applicable law.

8.2 Bank’s rights and remedies under this Amendment, the Loan Agreement and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on the part of Borrower shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. Bank shall have the right to take any action it deems necessary against Borrower in order to enforce or perfect, or to realize on its security interest in the Collateral.

9. Power of Attorney. Effective only upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank’s designated officers, or employees) as Borrower’s true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank’s security interest in the Accounts; (b) endorse Borrower’s name on any checks or other forms of payment or security that may come into Bank’s possession; (c) sign Borrower’s name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) dispose of any Collateral; (e) make, settle, and adjust all claims under and decisions with respect to Borrower’s policies of insurance; (f) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; (g) to modify, in its sole discretion, any intellectual property security agreement entered into between Borrower and Bank without first obtaining Borrower’s approval of or signature to such modification by amending Exhibits A, B, and C, thereof, as appropriate, to include reference to any right, title or interest in any Copyrights, Patents or Trademarks acquired by Borrower after the execution hereof or to delete any reference to any right, title or interest in any Copyrights, Patents or Trademarks in which Borrower no longer has or claims to have any right, title or interest; and (h) to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Borrower where permitted by law; provided Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in clauses (g) and (h) above, regardless of whether an Event of Default has occurred. The appointment of Bank as Borrower’s attorney in fact, and each and every one of Bank’s rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank’s obligation to provide advances hereunder is terminated.

10. Conditions Precedent. The effectiveness of this Amendment is subject to Bank’s receipt of all of the following:

(a) this Amendment, duly executed by Borrower;

(b) a UCC Financing Statement Amendment;

(c) evidence Borrower has deposited not less than One Million Five Hundred Thousand Dollars ($1,500,000) into the Collections Account;

(d) a Certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;

(e) all reasonable Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrower’s accounts; and

(f) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

11. Waiver of Notice and Cure. Borrower acknowledges that Events of Default have occurred under the Loan Agreement that, but for this Amendment, would have entitled Bank to exercise all the remedies available to Bank under the Loan Agreement and applicable law. Borrower waives all notices of default and rights to cure that are otherwise provided in the Loan Agreement or applicable law, including, but not limited to, rights to notice and redemption under California Uniform Commercial Code sections 9611, 9620 and 9623. Borrower further waives any claim that a sale or other disposition by Bank of the Collateral is not commercially reasonable because Bank disclaims any warranties with respect to such sale or other disposition, including, without limitation, disclaimers of warranties relating to title, possession, quiet enjoyment, or the like. Borrower recognizes that Bank may be unable to effect a public sale of any or all the Collateral, by reason of certain prohibitions contained in federal securities laws and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Borrower acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Bank shall be under no obligation to delay a sale of any of the Collateral for the period of time necessary to permit the issuer thereof to register such securities for public sale under federal securities laws or under applicable state securities laws, even if such issuer would agree to do so.

12. Release.

12.1 Borrower acknowledges that Bank would not enter into this Amendment without Borrower’s assurance hereunder. Except for the obligations arising hereafter under this Amendment, Borrower hereby absolutely discharges and releases Bank, any person or entity that has obtained any interest from Bank under the Loan Agreement and each of Bank’s and such entity’s former and present partners, stockholders, officers, directors, employees, successors, assignees, agents and attorneys from any known or unknown claims which Borrower now has against Bank of any nature, including any claims that Borrower, its successors, counsel, and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability arising out of or related to this Amendment or the Loan Agreement or the transactions contemplated hereby or thereby.

12.2 Borrower waives the provisions of California Civil Code Section 1542, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

12.3 The provisions, waivers and releases set forth in this section are binding upon Borrower and Borrower’s shareholders, agents, employees, assigns and successors in interest. The provisions, waivers and releases of this section shall inure to the benefit of Bank and its agents, employees, officers, directors, assigns and successors in interest.

12.4 Borrower warrants and represents that Borrower is the sole and lawful owner of all right, title and interest in and to all of the claims released hereby and Borrower has not heretofore voluntarily, by operation of law or otherwise, assigned or transferred or purported to assign or transfer to any person any such claim or any portion thereof. Borrower shall indemnify and hold harmless Bank from and against any claim, demand, damage, debt, liability (including payment of attorneys’ fees and costs actually incurred whether or not litigation is commenced) based on or arising out of any assignment or transfer.

12.5 The provisions of this section shall survive payment in full of the Obligations, full performance of all the terms of this Amendment and the Loan Agreement, and/or Bank’s actions to exercise any remedy available under the Loan Agreement or otherwise.

13. Further Assurances. Borrower will take such other actions as Bank may reasonably request from time to time to perfect or continue Bank’s security interests in Borrower’s property, and to accomplish the objectives of this Amendment.

14. Consultation of Counsel. Borrower acknowledges that Borrower has had the opportunity to be represented by legal counsel of its own choice throughout all of the negotiations that preceded the execution of this Amendment. Borrower has executed this Amendment after reviewing and understanding each provision of this Amendment and without reliance upon any promise or representation of any person or persons acting for or on behalf of Bank. Borrower further acknowledges that Borrower and its counsel have had adequate opportunity to make whatever investigation or inquiry they may deem necessary or desirable in connection with the subject matter of this Amendment prior to the execution hereof and the delivery and acceptance of the consideration described herein.

15. Miscellaneous.

15.1 Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of Borrower and Bank and their respective successors and assigns; provided, however, that the foregoing shall not authorize any assignment by Borrower of its rights or duties hereunder.

15.2 Integration. This Amendment and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment; except that any financing statements or other agreements or instruments filed by Bank with respect to Borrower shall remain in full force and effect.

15.3 Entire Agreement. This Amendment and the Loan Agreement contain the entire agreement of the parties hereto and supersede any other oral or written agreements or understandings with respect to the subject matter hereof and thereof.

15.4 Course of Dealing; Waivers. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

15.5 Time is of the Essence. Time is of the essence as to each and every term and provision of this Amendment and the other Loan Agreement.

15.6 Counterparts. This Amendment may be signed in counterparts and all of such counterparts when properly executed by the appropriate parties thereto together shall serve as a fully executed document, binding upon the parties.

15.7 Legal Effect. The Loan Agreement remain in full force and effect. If any provision of this Amendment conflicts with applicable law, such provision shall be deemed severed from this Amendment, and the balance of this Amendment shall remain in full force and effect.

15.8 WAIVER OF JURY. BANK AND BORROWER ACKNOWLEDGE AND AGREE THAT THE TIME AND EXPENSE REQUIRED FOR TRIAL BY JURY EXCEED THE TIME AND EXPENSE REQUIRED FOR A BENCH TRIAL AND HEREBY WAIVE, TO THE EXTENT PERMITTED BY LAW, TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON, RELATED TO OR ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN AGREEMENT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AMENDMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

16. Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

17. Assignment and Indemnity. Borrower consents to Bank’s assignment of all or any part of Bank’s rights under this Amendment and the Loan Agreement in accordance with the terms of the Loan Agreement. Borrower shall indemnify and defend and hold Bank and any assignee of Bank’s interests harmless from any actions, costs, losses or expenses (including attorneys’ fees) arising out of such assignment, this Amendment and the Loan Agreement in accordance with the terms of the Loan Agreement.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

BIONANO GENOMICS, INC., a Delaware corporation

By:	/s/ R. Erik Holmlin
Name:	R. Erik Holmlin
Title:	President and CEO

WESTERN ALLIANCE BANK, an Arizona corporation

By:	/s/ Bill Wickline
Name:	Bill Wickline
Title:	SVP, Director of Portfolio Mgmt

[Signature Page to Fifth Amendment to Loan and Security Agreement]

EXHIBIT A

DEBTOR:	BIONANO GENOMICS, INC., a Delaware Corporation

SECURED PARTY:	WESTERN ALLIANCE BANK, an Arizona Corporation

COLLATERAL DESCRIPTION ATTACHMENT

TO LOAN AND SECURITY AGREEMENT

All personal property of Borrower (herein referred to as “Borrower” or “Debtor”) whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:

(a) all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records;

(b) any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time.

Notwithstanding the foregoing, the Collateral shall not include (i) more than 65% of the presently existing and hereafter arising issued and outstanding shares of capital stock owned by Borrower of any Foreign Subsidiary which shares entitle the holder thereof to vote for directors or any other matter. or (ii) any property that is financed by a third party permitted by clause (a) or (c) of the definition of “Permitted Liens” hereunder to the extent prohibited by the terms of such agreement, provided that upon the termination or lapse of any such prohibition, such property (and any accessions, attachments, replacements or improvements thereon) shall be deemed to be Collateral hereunder and shall be subject to the security interest granted.

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:	WESTERN ALLIANCE BANK, an Arizona corporation

FROM:	BIONANO GENOMICS, INC.

The undersigned authorized officer of BIONANO GENOMICS, INC. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending                      with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof except as noted below; provided that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required		Complies

Annual financial statements (CPA Audited)	FYE within 180 days		Yes	No

Monthly financial statements and Compliance Certificate	Prior to each Credit Extension, and monthly within 30 days		Yes	No

10K and 10Q	(as applicable)		Yes	No

Annual operating budget, sales projections and operating plans approved by board of directors	Annually no later than 45 days after the beginning of each fiscal year		Yes	No

Deposit balances with Bank	$
Deposit balance outside Bank	$

Financial Covenant	Required	Actual	Complies
Capital Milestones	Receipt of:

	(i) filed SEC Form S-1 (or DRS confidential submission thereof);		Yes	No

	(ii) term sheet to refinance all Obligations owing to Bank by no later than June 15, 2018; and		Yes	No

	(iii) amendment filed SEC Form S-1 (or DRS/A confidential submission thereof) for updated March 31, 2018 financials by no later than July 15, 2018;		Yes	No

	(iv) receipt of $5,000,000 in equity by no later than August 3, 2018	$	Yes	No

Minimum Cash with Bank	ratio of (i) minimum unrestricted cash in accounts with Bank to (ii) Indebtedness to Bank, of at least 0.75 to 1.00	;	Yes	No

Performance to Plan (monthly; T6M)	At least 75% of the projections (see Exhibit C)%		Yes	No

Comments Regarding Exceptions: See Attached.	BANK USE ONLY

Received by:
Sincerely,	AUTHORIZED SIGNER

Date:

Verified:
SIGNATURE	AUTHORIZED SIGNER

Date:
TITLE

	Compliance Status	Yes No
DATE

CORPORATE RESOLUTIONS TO BORROW

Borrower:	BIONANO GENOMICS, INC.

I, the undersigned Secretary or Assistant Secretary of BIONANO GENOMICS, INC. (the “Corporation”), HEREBY CERTIFY that the Corporation is organized and existing under and by virtue of the laws of the State of Delaware.

I FURTHER CERTIFY that attached hereto as Attachments 1 and 2 are true and complete copies of the Certificate of Incorporation, as amended, and the Bylaws of the Corporation, each of which is in full force and effect on the date hereof.

I FURTHER CERTIFY that at a meeting of the Directors of the Corporation, duly called and held, at which a quorum was present and voting (or by other duly authorized corporate action in lieu of a meeting), the following resolutions (the “Resolutions”) were adopted.

BE IT RESOLVED, that any one (1) of the following named officers, employees, or agents of this Corporation, whose actual signatures are shown below:

NAMES	POSITION	ACTUAL SIGNATURES

R. Erik Holmlin	President and CEO	/s/ R. Erik Holmlin

acting for and on behalf of this Corporation and as its act and deed be, and they hereby are, authorized and empowered:

Borrow Money. To borrow from time to time from Western Alliance Bank, an Arizona corporation (“Bank”), on such terms as may be agreed upon between the officers, employees, or agents of the Corporation and Bank, such sum or sums of money as in their judgment should be borrowed, without limitation.

Execute Loan Documents. To execute and deliver to Bank that certain Loan and Security Agreement dated as March 8, 2016 (the “Loan Agreement”) and any other agreement entered into between Corporation and Bank in connection with the Loan Agreement, including any amendments, all as amended or extended from time to time, including but not limited to that certain First Amendment to Loan and Security Agreement dated as of December 9, 2016, and that certain Second Amendment to Loan and Security Agreement dated as of May 2, 2017, that certain Third Amendment to Loan and Security Agreement dated as of November 20, 2017 and that certain Forbearance, Fourth Amendment to Loan and Security Agreement dated as of February 9, 2018 (collectively, with the Loan Agreement and Fifth Amendment to Loan and Security Agreement dated as of even date herewith (collectively, with the Loan Agreement, the “Loan Documents”), and also to execute and deliver to Bank one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for the Loan Documents, or any portion thereof.

Grant Security. To grant a security interest to Bank in the Collateral described in the Loan Documents, which security interest shall secure all of the Corporation’s Obligations, as described in the Loan Documents.

Negotiate Items. To draw, endorse, and discount with Bank all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to the Corporation or in which the Corporation

1

may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the account of the Corporation with Bank, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.

Warrants. To issue Bank warrants to purchase the Corporation’s capital stock.

Letters of Credit. To execute letter of credit applications and other related documents pertaining to Bank’s issuance of letters of credit.

Corporate Credit Cards. To execute corporate credit card applications and agreements and other related documents pertaining to Bank’s provision of corporate credit cards.

Further Acts. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.

BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Bank may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Bank. Any such notice shall not affect any of the Corporation’s agreements or commitments in effect at the time notice is given.

I FURTHER CERTIFY that the officers, employees, and agents named above are duly elected, appointed, or employed by or for the Corporation, as the case may be, and occupy the positions set forth opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Corporation; and that the Resolutions are in full force and effect and have not been modified or revoked in any manner whatsoever.

IN WITNESS WHEREOF, I have hereunto set my hand on June __, 2018 and attest that the signatures set opposite the names listed above are their genuine signatures.

CERTIFIED AND ATTESTED BY:

X	/s/ Tom Coll

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